UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 31, 2009

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 31, 2009, Central Pacific Financial Corp. (“CPF”) and Central Pacific Bank (“CPB”) entered into an agreement with Ronald K. Migita, Chairman of the Board, President and Chief Executive Officer of CPF and CPB, confirming the terms of his compensation for the period January 1, 2010 through December 31, 2010.  The agreement provides that Mr. Migita will receive a retainer as Chairman of the Board of Directors of CPF and CPB of $100,000 per annum, reduced from his current annual retainer of $160,000, but will not receive any board or committee meeting fees.  As President and Chief Executive Officer of CPF and CPB, Mr. Migita will receive a salary of $500,000 per annum and will be entitled to employee benefits and perquisites available to executives, including an automobile allowance of $1,000 per month and payment of monthly country club membership dues.  Mr. Migita will not be entitled to any short or long term incentive plan payments based on 2010 performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: December 31, 2009	By:	/s/ Dean K. Hirata
Dean K. Hirata
Vice Chairman and Chief Financial Officer